                                                                    EXHIBIT 10.3


                     SUBORDINATION AND INTERCREDITOR AGREEMENT

         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as hereafter amended, restated or otherwise modified from time to time, this "Agreement") is entered into effective as of May 29, 2002 (the "Effective Date"), by and among the "Buyers" ("Mezzanine Creditors" and each, individually a "Mezzanine Creditor") party to the Securities Purchase Agreement dated the date hereof (the "Purchase Agreement") among such Buyers and InterVoice-Brite, Inc., a Texas corporation (the "Company"), Bank of America, National Association, acting in its capacity as administrative agent for the Senior Creditors (defined below) (in such capacity, together with its successors in such capacity, hereinafter called the "Agent") and the Company. Terms defined in Section 1, where used in the Recital below and elsewhere in this Agreement, shall have the same meanings, where so used, as are prescribed therein.

                                     RECITAL

         The Credit Parties are obligated for payment and performance of the Senior Debt and have granted the Senior Creditor Liens to secure the Senior Debt. The Company is obligated for payment and performance of Mezzanine Debt. As one of the conditions precedent to the agreement of Senior Creditors to continue to extend credit under the Senior Credit Agreement, the Agent and the Senior Creditors have required the execution and delivery of this Agreement by the parties hereto. In order to induce the Senior Creditors to extend credit under the Senior Credit Agreement, the Company and the Mezzanine Creditors wish to enter into this Agreement on the terms provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce the Agent and the Senior Creditors to continue to extend credit under the Senior Credit Agreement, and for value received, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, the parties hereto hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings in this Agreement:

         "Agent" has the meaning prescribed for such term in the introductory paragraph of this Agreement.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and from time to time in effect (11 U.S.C. Sections 101, et seq).

         "Business Day" means any day that is not Saturday, Sunday, or a day on which banks in Dallas, Texas or Charlotte, North Carolina are required or permitted under applicable law to be closed.

         "Commitments" means, collectively, all commitments of the Senior Creditors to extend credit under the Senior Credit Agreement.


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         "Company" has the meaning prescribed for such term in the introductory paragraph of this Agreement, and includes the Company as debtor-in-possession in any Proceeding.

         "Credit Parties" means the Company and its Subsidiaries that have guaranteed or granted a lien upon their assets to secure the Senior Debt, and "Credit Party" means any of such Persons.

         "Equally Senior Securities" means securities of the Company or any other Person provided for by a plan of reorganization or readjustment the payment of which is senior with respect to Senior Debt to the payment of all Mezzanine Debt, at least to the extent provided in the subordination provisions of this Agreement, including, without limitation, the provisions hereof requiring the payment or delivery to the holders of Senior Debt of certain payments or distributions otherwise payable or deliverable in respect of any Mezzanine Debt, in form and substance reasonably satisfactory to the holders at the time thereof of all of the Senior Debt.

         "Equally Subordinate Securities" means securities of the Company or any other Person provided for by a plan of reorganization or readjustment the payment of which is subordinate with respect to Mezzanine Debt to the payment of all Senior Debt, at least to the extent provided in the subordination provisions of this Agreement, including, without limitation, the provisions hereof requiring the payment or delivery to the holders of Senior Debt of certain payments or distributions otherwise payable or deliverable in respect of any Mezzanine Debt.

         "Mezzanine Creditors" has the meaning prescribed for such term in the introductory paragraph of this Agreement.

         "Mezzanine Debt" means (i) all principal of, and premium, if any, and all interest on, the Mezzanine Notes (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), (ii) all other indebtedness, obligations and liabilities now or hereafter owing to the Mezzanine Creditors by the Company under the Mezzanine Notes, the Warrants, the Registration Rights Agreement, the Purchase Agreement or the Transfer Agent Instructions, whether now existing or hereafter incurred or created, (iii) all obligations arising under any guaranty executed by the Company for the benefit of the Mezzanine Creditors in respect of any Mezzanine Debt and (iv) any and all renewals, extensions or rearrangements thereof.

         "Mezzanine Debt Documents" means the Mezzanine Notes, the Warrants, the Registration Rights Agreement, the Purchase Agreement or the Transfer Agent Instructions and any and all other agreements, instruments or documents now existing or hereafter executed and/or delivered by the Company pursuant to which the Company agrees to pay, guarantees or assures payment and/or performance of any Mezzanine Debt or grants or purports to grant any liens, security interests or other interests in any property for the benefit of the Mezzanine Creditors to secure the Mezzanine Debt, or any part thereof (provided, that the foregoing reference to liens, security interests or other interests in property shall not be construed to allow the granting of any liens, security interests or other interests in property which otherwise are prohibited by the terms of this Agreement), in each case as the same may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time.


                              Subordination and Intercreditor Agreement - Page 2

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         "Mezzanine Default" means any "Event of Default" as defined by the
Mezzanine Notes or any other occurrence, event or condition which, in and of itself or with notice or the passage of time, or both, would permit the Mezzanine Creditors to take action to accelerate the payment of all or any portion of the Mezzanine Debt.

         "Mezzanine Notes" means those certain Convertible Notes dated May 30, 2002, executed by the Company payable to the Mezzanine Creditors in aggregate face principal amount of $10,000,000, as may be renewed, extended, modified, amended, supplemented, restated or replaced from time to time.

         "Mezzanine Notice" means a written notice from the Mezzanine Creditors or the Company to the Agent pursuant to which the Agent is notified of the occurrence of a Mezzanine Default, an event giving the Mezzanine Creditors a right to cause early redemption of the Mezzanine Notes, a change of control or notice thereof or a Triggering Event and which provides a reasonably detailed description thereof.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other entity.

         "Plan" means any plan of partial or complete liquidation, reorganization, readjustment, arrangement, composition or extension, whether in a Proceeding or otherwise.

         "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Credit Party, their respective property or their creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of any Credit Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of any Credit Party or (d) other marshaling of the assets of any Credit Party; provided that the term "Proceeding" shall not include a state corporate law (as compared to a Bankruptcy Code or other debtor relief law) liquidation of any Person.

         "Purchase Agreement" has the meaning prescribed for such term in the introductory paragraph of this Agreement, as may be renewed, extended, amended, modified, supplemented or restated from time to time.

         "Registration Rights Agreement" has the meaning prescribed for such term as defined in the Purchase Agreement (which definition is incorporated herein by reference).

         "Senior Credit Agreement" means that certain Credit Agreement dated as of June 1, 1999 among the Credit Parties, the Agent and the Senior Creditors, and any successor or replacement credit agreement, including, without limitation, any replacement credit agreement effected by the Credit Parties, or any of them, with any other Person in any refinancing of the Senior Debt, as any


                              Subordination and Intercreditor Agreement - Page 3
of the foregoing may be modified, amended, renewed, extended, restated, supplemented or otherwise modified from time to time consistent with the definition of Senior Debt.

         "Senior Creditor" means each of the "Lenders" (as defined by the Senior Credit Agreement) from time to time party to the Senior Credit Agreement, and also includes any Person that refinances the Senior Debt in any replacement or refinancing facility that constitutes Senior Debt hereunder.

         "Senior Creditor Collateral" means all property of any Credit Party, now owned or hereafter acquired, in which any Senior Creditor Lien is granted pursuant to the Senior Debt Documents, and all proceeds thereof.

         "Senior Creditor Liens" means any and all liens, security interests, mortgages or other interests held by the Agent, for the benefit of itself or the Senior Creditors, now or hereafter existing, in the Senior Creditor Collateral securing the Senior Debt, and any and all other liens, security interests, mortgages or other interests, if any, at any time held or claimed by the Agent in any property of any Credit Party securing or relating to the Senior Debt.

         "Senior Debt" means, without duplication, any and all of the following, now or hereafter existing or arising: (a) all indebtedness and obligations from time to time included within the "Obligations" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference), as may be renewed, refinanced, or increased from time to time (in each case subject to the proviso below), (b) all principal of, and premium, if any, and interest on, the Senior Loans (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), (c) all reimbursement and other obligations under or in connection with any letter of credit issued by any Senior Creditor or any affiliate of the Senior Creditor, for the benefit of the Credit Parties, or any of them and reserved against under the Senior Credit Agreement, (d) all obligations of any Credit Party under or in respect of any interest rate exchange agreement, interest rate swap agreement or other similar agreement entered into in respect of all or any portion of the Senior Debt referred to in clause (a) or (b) above,
(e) all other indebtedness, obligations and liabilities of any Credit Party to the Agent or any Senior Creditor, the issuer of any letter of credit under the Senior Credit Agreement or any other holder of any such indebtedness or obligations, whether now existing or hereafter incurred or created, under or with respect to any Senior Debt Document, (including, without limitation, claims for indemnity or damages arising under or with respect to the Senior Debt Documents), (f) all indebtedness and obligations arising in connection with any refinancings, replacements or increases of any of the foregoing, whether with the Senior Creditors, or any of them, or any other Person, and whether in the same, lesser or greater amount, and (g) any and all renewals, extensions, increases or rearrangements of any of the foregoing; provided that "Senior Debt" is limited to a senior secured credit facility limited to a maximum principal amount plus letter of credit, interest rate exchange, agreement, interest rate swap agreement or other similar agreement or other bank product liabilities of $12,000,000 plus obligations accruing with respect to such principal and liabilities such as interest, fees, expenses and indemnities, including the Senior Credit Agreement and replacements and refinancings thereof to the extent of such limitation on amount; provided, further, that any renewal, extension, increase or rearrangement shall not have a final maturity earlier than May 31, 2003.


                              Subordination and Intercreditor Agreement - Page 4

         "Senior Debt Documents" means, collectively, the Senior Credit Agreement, and any and all agreements, instruments or documents now existing or hereafter executed in connection with the Senior Debt, pursuant to which the person executing same agrees to pay, guarantees or assures payment and/or performance of any Senior Debt or grants or purports to grant any liens, security interests or other interests in any property to the Agent, or otherwise for the benefit of the Senior Creditors, to secure the Senior Debt, or any part thereof, and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Debt, in each case as the same may be modified, amended, renewed, extended, restated, supplemented, refinanced or otherwise modified from time to time. Without limiting the extent and generality of the forgoing, "Senior Debt Documents" includes all "Loan Documents" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference). "Senior Debt Documents" includes any agreements, instruments or documents executed or entered into by the Credit Parties, or any of them, after the commencement of a Proceeding.

         "Senior Event of Default" means any "Event of Default" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference) or any event of default (howsoever defined) under any replacement or refinancing facility.

         "Senior Loans" means all "Loans" as defined by the Senior Credit Agreement (which definition is incorporated herein by reference), outstanding from time to time, and any loans constituting Senior Debt made in any replacement or refinancing facility, whether with the Senior Creditors, or any of them, or with any other Person, and whether in the same, lesser or greater amount as such Loans.

         "Senior Payment Event of Default" means any Senior Event of Default arising from default in the payment of any Senior Debt when the same becomes due and payable at final maturity or by acceleration.

         "Subsidiary" has the meaning prescribed for such term as defined by the Senior Credit Agreement (which definition is incorporated herein by reference).

         "Triggering Event" has the meaning prescribed for such term in the Mezzanine Notes (which term is incorporated herein by reference).

         "Warrants" has the meaning prescribed for such term as defined in the Purchase Agreement (which definition is incorporated herein by reference).

         2. Mezzanine Debt Subordination. Until all Senior Debt shall first be paid in full and the Commitments terminated, each Mezzanine Creditor agrees, for itself and each holder of the Mezzanine Debt, and their respective successors and assigns, that the Mezzanine Debt hereby is expressly subordinated and junior in right of payment and claim to the prior payment of all Senior Debt in the manner and to the extent set forth in this Agreement; provided, that the Company may pay, and the holders of the Mezzanine Debt may take, receive and retain in cash all payments of Mezzanine Debt except to the extent otherwise provided in Sections 2(a), 2(b) and 2(c) below as


                              Subordination and Intercreditor Agreement - Page 5
scheduled or otherwise provided by the Mezzanine Debt Documents on the Effective Date; and provided, further, that the Company may pay, and the holders of the Mezzanine Debt may take, receive and retain, (i) payments of obligation under the Mezzanine Notes made in shares of the common stock of the Company as provided in the Mezzanine Notes as in effect on the Effective Date, and (ii) payment of cash damages provided for under Section 2(d)(v) of the Mezzanine Notes, 2(d) of the Warrants, 2(f) of the Registration Rights Agreement or 4(o) of the Purchase Agreement, closing expenses under Section 4(h) of the Purchase Agreement and expenses under Section 5 of the Registration Rights Agreement, in each case as in effect on the Effective Date (items referred to in (i) and (ii) are collectively referred to herein as the "Excluded Payments").

                  (a) Upon the occurrence of a Senior Payment Event of Default then, unless and until such Senior Payment Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or debt securities or by set-off or otherwise), including any payment to the holder of any Mezzanine Debt by reason of the subordination of any indebtedness or other obligation to, or any guarantee of, such Mezzanine Debt, shall be paid by any Credit Party or taken, received or retained by any Mezzanine Creditors, on account of any Mezzanine Debt, or as a sinking fund for any Mezzanine Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Mezzanine Debt (other than Excluded Payments); provided, that upon cancellation of acceleration of the Senior Debt and payment of all sums then owing thereon (prior to such acceleration) and provided that neither Sections 2(b) or 2(c) are then applicable, the holders of Mezzanine Debt shall be entitled to receive only such payments in respect of the Mezzanine Notes that as of and from and after such time would otherwise be allowed to be paid under this Agreement (including payments that became payable during such period or otherwise were missed due to the operation of this Section 2(a)).

                  (b) Upon the happening of a Senior Event of Default (other than under circumstances when the terms of Sections 2(a) or 2(c) are applicable), then, unless and until such Senior Event of Default shall have been remedied or waived in writing by the Agent or shall have ceased to exist, no direct or indirect payment (in cash, property or debt securities or by set-off or otherwise), including any payment to the holder of any Mezzanine Debt by reason of the subordination of any indebtedness or other obligation to, or any guarantee of, such Mezzanine Debt, shall be paid by any Credit Party or taken, received or retained by any Mezzanine Creditors, on account of any Mezzanine Debt, or as a sinking fund for any Mezzanine Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Mezzanine Debt (other than Excluded Payments), during the period, if any, of 10 days after written notice (a "Block Notice") of such Senior Event of Default shall have been given by the Agent to the Company and to the Mezzanine Creditors, provided, that upon expiration of such 10 day period and provided that neither Sections 2(a) or 2(c) are then applicable, the holders of Mezzanine Debt shall be entitled to receive only such payments in respect of the Mezzanine Notes that as of and from and after such time would otherwise be allowed to be paid under this Agreement (including payments that became payable during such period or otherwise were missed due to the operation of this Section 2(b)); provided, that no more than one Block Notice may be given during any period of 45 consecutive days and one specific


                              Subordination and Intercreditor Agreement - Page 6
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         event or specific occurrence may not be used for more than one Block
         Notice (although a comparable event or occurrence, e.g., a later violation of the same covenant, may be).

            (c)      In the event of any Proceeding:

                     (i) All Senior Debt shall first be paid in full and the
            Commitments terminated before any payment (including any payment which may be payable to the holder of any Mezzanine Debt by reason of the subordination of any indebtedness or other obligation to, or any guarantee of, such Mezzanine Debt but excluding Equally Subordinate Securities) or distribution, whether in cash, securities or other property, shall be made to any holder of any Mezzanine Debt on account of such Mezzanine Debt (other than Excluded Payments).

                     (ii) Until all Senior Debt shall first be paid in full and the Commitments terminated, any payment (including any payment which may be payable to the holder of any Mezzanine Debt by reason of the subordination of any indebtedness or other obligation to, or guarantee of, such Mezzanine Debt) or distribution of any kind or character, whether in cash, securities or other property (excluding Equally Subordinate Securities and Excluded Payments), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any Mezzanine Debt shall be paid or delivered directly to the holders of Senior Debt for application in payment of the Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full and the Commitments terminated.

                     (iii) Each holder of Mezzanine Debt shall retain the right to vote and otherwise act in any Proceeding (including, without limitation, the right to vote to accept or reject any Plan proposed in any Proceeding), provided, that no such holder shall vote with respect to any such Plan or take any other action in any way so as to contest (i) the validity of any liens or security interests granted to, or for the benefit of, the holders of any Senior Debt,
            (ii) the relative rights and duties of the holders of Senior Debt established in the Senior Debt Documents with respect to such liens and security interests, or (iii) the enforceability of any Senior Debt Document or these subordination provisions.

                     (iv) If the holder of any Mezzanine Debt does not file a
            proper claim, proof of debt, amendment of proof of debt, petition or other document as shall be necessary in order to have such Mezzanine Debt allowed in any such Proceeding and in the form required in any such Proceeding prior to fifteen (15) Business Days before the expiration of the time to file such claim, proof of debt, amendment of proof of debt, petition or other document, then the Agent is hereby irrevocably authorized to have the nonexclusive right (but not the obligation) to file, and is hereby authorized to file, an appropriate claim, proof of debt, amendment for and on behalf of such holder of Mezzanine Debt.


                              Subordination and Intercreditor Agreement - Page 7

         3. Lien Priorities.

                  (a) The Senior Creditor Liens and all rights of any holder of the Senior Creditor Liens in and to the Senior Creditor Collateral are and shall be first, senior and prior to any liens, security interests or other rights at any time claimed by the Mezzanine Creditors in any property of any Credit Party.

                  (b) Until the Senior Debt is paid in full and the Commitments terminated, the Mezzanine Creditors hereby expressly disclaim any interest in any property of any Credit Party and hereby expressly subordinates to the Agent and the Senior Creditors all of its right, title and interest which it may hereafter have or acquire from any Credit Party in and to any Senior Creditor Collateral (provided that the foregoing shall not be construed to authorize any Credit Party to grant to the Mezzanine Creditors, or for the Mezzanine Creditors to acquire or obtain, any security interest, lien or other interest in any Senior Creditor Collateral).

                  (c) The priorities agreed to and established by this Section 3 are applicable irrespective of the manner or order of creation, attachment or perfection, the time or order of filing of any financing statement or the time of giving or failure to give any notice, or of any other priority that might otherwise exist under applicable law exclusive of this Agreement.

         4. Limitation on Actions, Remedies. The Mezzanine Creditors agree, and each other holder of any Mezzanine Debt, by their acceptance of any instrument evidencing any Mezzanine Debt, agrees that:

                  (a) Until the Senior Debt is paid in full and the Commitments terminated it will not, without the prior written consent of the holders of all of the Senior Debt at any time when any Block Notice (as defined in Section 2(b)) shall be effective under Section 2(b), commence, prosecute or participate in (other than continued prosecution of an action commenced when no such Block Notice or circumstance was effective or in existence) any administrative, legal or equitable action against any Credit Party to collect or enforce any Mezzanine Debt (an "Enforcement Action"), provided, that notwithstanding the foregoing but otherwise at all times subject to the terms of this Agreement, this Section 4(a) shall not prohibit the Mezzanine Creditors from commencing, prosecuting or participating in any action or taking any other Enforcement Action (i) to seek delivery of shares of common stock as contemplated by the Mezzanine Notes or Warrants or to seek cash damages provided for under Section 2(d)(v) of the Mezzanine Notes, 2(d) of the Warrants, 2(f) of the Registration Rights Agreement or 4(o) of the Purchase Agreement, closing expenses under Section 4(h) of the Purchase Agreement and expenses under Section 5 of the Registration Rights Agreement, in each case as in effect on the Effective Date, or
         (ii) at any time after any Senior Creditor has accelerated the maturity of the Senior Debt or (iii) at any time after a Proceeding has been commenced.

                  (b) Until the Senior Debt is paid in full and the Commitments terminated, each of the Credit Parties agrees that it will not grant or convey to the Mezzanine Creditors, and the


                              Subordination and Intercreditor Agreement - Page 8

         Mezzanine Creditors agree that they will not acquire or obtain from any Credit Party or any other Person, any lien, security interest or other interest in any property of any Credit Party.

                  (c) If, in violation of the provisions herein set forth, the Mezzanine Creditors shall commence, prosecute or participate in any suit, action, case or Proceeding against or with respect to the Credit Parties, the Credit Parties may interpose as a defense or plea the provisions set forth herein, and any holder of any Senior Debt may intervene and interpose such defense or plea in its own name or in the name of any Credit Party and shall, in any event, be entitled to restrain the enforcement of the payment provisions of the Mezzanine Debt, or of remedies in respect of property of the Credit Parties included in the Senior Creditor Collateral in its own name or in the name of any Credit Party in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding, to the extent any such enforcement would be in violation of this Agreement.

         5. Prepayments. Until the Senior Debt is paid in full and the Commitments terminated, each Credit Party agrees that it will not make, and the Mezzanine Creditors agree that they will not request, demand or accept and retain, any voluntary cash prepayment of the Mezzanine Debt, or any portion thereof (whether of principal, interest or otherwise) without the prior written consent of the Agent.

         6. Turnover of Improper Payments. If any payment or distribution of any character, whether in cash, securities or other property shall be received by any holder of any Mezzanine Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full and the Commitments terminated, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Agent for the benefit of the holders of the Senior Debt at the time outstanding, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Mezzanine Debt to endorse or assign any such payment, distribution or security, the Agent is hereby irrevocably authorized to endorse or assign the same.

         7. No Prejudice or Impairment.

         (a) The rights of the Agent, the Senior Creditors and any other holders of any Senior Debt as against the holders of any Mezzanine Debt, and the rights and obligations of the Mezzanine Creditors, in each case as provided by the terms of this Agreement, shall remain in full force and effect without regard to, and shall not be impaired by any circumstance, including without limitation:

                  (i) any act or failure to act on the part of any Credit Party; or

                  (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Debt or any part thereof or in respect of any other amount payable to any holder of any Senior Debt; or

                  (iii) any amendment, modification, increase (subject to the limitation in the term Senior Debt), refinancing or waiver of, or addition or supplement to, or deletion from, or


                              Subordination and Intercreditor Agreement - Page 9 compromise, release, consent or other action in respect of, any of the terms of any Senior Debt, any Senior Debt Document or any other agreement which may be made relating to any Senior Debt; or

                  (iv) any exercise or non-exercise by the holder of any Senior Debt of any right, power, privilege or remedy under or in respect of such Senior Debt (other than notices required under the terms of this Agreement), the Senior Debt Documents or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Debt, the Senior Debt Documents or this Agreement, or any receipt by the holder of any Senior Debt of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Debt; or

                  (v) any merger or consolidation of any Credit Party or any of their respective Subsidiaries into or with any other Person, or any sale, lease or transfer of any or all of the assets of any Credit Party or any of their respective Subsidiaries to any other Person; or

                  (vi) consent to any use of cash collateral by, or to the extension of credit to, the Credit Parties, or any of them, in any Proceeding; or

                  (vii) absence of any notice to, or knowledge by, any holder of any Mezzanine Debt of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (vi).

         (b) Each holder of any Mezzanine Debt unconditionally waives (solely for the benefit of any holder of Senior Debt and subject to Section 26) (i) notice of any of the matters referred to in Section 7(a), (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Debt against the Credit Parties, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Debt or the Senior Debt Documents, and notice of any failure on the part of the Credit Parties to perform and comply with any covenant, agreement, term or condition of the Senior Debt or the Senior Debt Documents, excluding, however, notices expressly required hereunder, (iii) any right to the enforcement, assertion or exercise by any holder of any Senior Debt of any right, power, privilege or remedy conferred in such Senior Debt or the Senior Debt Documents, or otherwise, (iv) any requirement of diligence on the part of the Agent or any holder of any of the Senior Debt, (v) any requirement on the part of the Agent or any holder of any Senior Debt to mitigate damages resulting from any default under such Senior Debt or the Senior Debt Documents, and (vi) any notice of any sale, transfer or other disposition of any Senior Debt or Senior Lien by any holder thereof.

         (c) The obligations of the holders of Mezzanine Debt under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt, or any other payment to any holder of any Senior Debt in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Debt upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of such Credit Party's property, or otherwise, all as though such payment had not been made.


                             Subordination and Intercreditor Agreement - Page 10

         8. Credit Parties' Obligations Absolute. Nothing contained herein shall impair, as between the Credit Parties and the holder of any Mezzanine Debt, the obligations evidenced by the Mezzanine Debt, subject to the rights of the holders of the Senior Debt as set forth in this Agreement.

         9. Subrogation. No holder of any Mezzanine Debt shall have any subrogation or other rights as a holder of any Senior Debt or Senior Liens, and each holder of any Mezzanine Debt hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever (except as provided in the Mezzanine Debt Documents as in effect on the Effective Date) and all rights of recourse to any security for any Senior Debt, until such time as all the Senior Debt shall be paid in full and the Commitments terminated and all of the obligations of the Credit Parties under the Senior Debt and the Senior Debt Documents shall have been duly performed. From and after the time at which all Senior Debt have been paid in full and the Commitments terminated, the holders of the Mezzanine Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Mezzanine Debt shall have been paid in full or such payment shall have been provided for in a manner satisfactory to all of the holders of Mezzanine Debt, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities or other property to which the holders of the Mezzanine Debt would have been entitled except for these subordination provisions shall, as between the Credit Parties and their respective creditors other than the holders of Senior Debt, on the one hand, and the holders of the Mezzanine Debt, on the other, be deemed to be a payment or distribution by the Credit Parties to or on account of the Senior Debt.

         10. Legend on Mezzanine Debt. The Credit Parties and the Mezzanine Creditors shall cause the Mezzanine Notes, and each other instrument at any time evidencing any Mezzanine Debt, to contain the following legend conspicuously noted on the face thereof:

         "THIS SUBORDINATED CONVERTIBLE NOTE IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED MAY 29, 2002, AMONG EACH OF HFTP INVESTMENT L.L.C., GAIA OFFSHORE MASTERFUND, LTD., CAERUS FUND LTD., BANK OF AMERICA, NATIONAL ASSOCIATION, AS THE AGENT, AND CERTAIN OTHER PERSONS SIGNATORY THERETO (INCLUDING EACH SUCH PARTY'S SUCCESSORS AND ASSIGNS). A COPY OF THAT AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER HEREOF AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE."

         11. Other Subordination Agreements. Until all Senior Debt shall have been paid in full and the Commitments terminated, without the consent of the holders of all of the Senior Debt, no holder of any Mezzanine Debt shall, directly or indirectly, voluntarily agree to subordinate such Mezzanine Debt to any indebtedness, obligations or liabilities other than the Senior Debt.

         12. Modifications to Senior Debt or Mezzanine Debt. The Senior Debt Documents may be modified, amended, supplemented, restated or replaced, and any indebtedness or obligations


                             Subordination and Intercreditor Agreement - Page 11
thereunder may be renewed, extended, increased (subject to the limitations in the term Senior Debt), rearranged or refinanced without the prior consent of the Mezzanine Creditors. No modification, amendment, supplement, restatement or replacement of the Mezzanine Debt which (i) increases the principal of the Mezzanine Notes, (ii) increases the interest rate payable under the Mezzanine Notes other than pursuant to the terms thereof existing on the Effective Date (including the imposition of any default rate of interest), or (iii) shortens the time for payment of any amount payable by any Credit Party under any Mezzanine Debt Documents.

         13. Disgorgement. If at any time a Mezzanine Creditor or any other Person receives a payment (a "Presumptively Permitted Payment") that it would otherwise not be entitled to receive but for the fact that the Senior Debt was at the time of such payment paid in full and thereafter a payment on the Senior Debt is rescinded or must otherwise be restored or returned by the Agent or any Senior Creditor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such Presumptively Permitted Payment agrees, upon demand, to return the portion of such Presumptively Permitted Payment it has received to the Person responsible for restoring or returning such payment on the Senior Debt up to the amount so required to be restored or returned.

         14. Continued Effectiveness of this Agreement. The provisions of this Agreement are intended to and shall be enforceable at all times, notwithstanding the commencement or continuation of any Proceeding.

         15. No Contest. The Mezzanine Creditors agree that they will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents or the Senior Creditor Liens.

         16. Representations and Warranties.

         (a) The Mezzanine Creditors hereby represents and warrants to the Agent as follows: (i) such Mezzanine Creditor is an organization duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) such Mezzanine Creditor has the requisite power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents, (iii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Mezzanine Creditor, enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, (iv) such Mezzanine Creditor is the sole owner, beneficially and of record, of its Mezzanine Note and Mezzanine Debt, (v) to the best of such Mezzanine Creditor's knowledge, after giving effect to the Mezzanine Notes, no Mezzanine Default is in existence as of the Effective Date and (vi) there are no Mezzanine Debt Documents other than the Mezzanine Notes, the Purchase Agreement, the Registration Rights Agreement, the Warrants and the Transfer Agent Instructions referred to therein.

         (b) Each Credit Party hereby represents and warrants to the Agent and the Mezzanine Creditors as follows: (i) it has the requisite power and authority to enter into, execute, deliver and


                             Subordination and Intercreditor Agreement - Page 12
carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, (iii) no Mezzanine Default is in existence as of the Effective Date and (iv) no Senior Default or Senior Event of Default is in existence as of the Effective Date.

         17. Default Notices. The Mezzanine Creditors and each Credit Party shall provide the Agent with a Mezzanine Notice with reasonable promptness upon the occurrence of each Mezzanine Default, event of early redemption, Triggering Event or a notice of change of control, and the Mezzanine Creditors shall notify the Agent in the event any such event or condition thereafter is cured, waived or ceases to exist. The Agent will use its best efforts to send to the Mezzanine Creditors a copy of any notice of default it sends to the Company and the Company hereby agrees to the giving of such notice.

         18. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to the Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, and with respect to the Senior Creditors as against the Credit Parties, in the Senior Credit Agreement or the other Senior Debt Documents, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Agent, from time to time, concurrently or independently and as often and in such order as the Agent may deem expedient. Any failure or delay on the part of the Agent in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Agent thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Agent hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

         19. Modification. Any waiver of any provision of this Agreement, or any consent to any departure by any Senior Creditor or any Mezzanine Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by the Agent and the Mezzanine Creditors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. Neither this Agreement, nor any provision hereof, may be amended or modified except pursuant to an agreement in writing entered into by the Agent and the Mezzanine Creditors and the Credit Parties. Any notice to or demand on the Mezzanine Creditors in any event not specifically required of the Agent hereunder shall not entitle the Mezzanine Creditors to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

         20. Additional Documents and Actions. The parties hereto at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as any other party hereto reasonably may request that may be necessary in order to effect fully the purposes of this Agreement, including, without limitation, any amendment or restatement of this Agreement.


                             Subordination and Intercreditor Agreement - Page 13

         21. Notices. Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, or by facsimile transmission, promptly confirmed in writing sent by first-class mail to the following addresses:

         (a) If to the Mezzanine Creditors:

                  HFTP Investment L.L.C.
                  c/o Promethean Asset Management L.L.C.
                  750 Lexington Avenue, 22nd Floor
                  New York, New York 10022
                  Attention: David M. Kittay
                             Greg Carney
                  Telephone: (212) 702-5200
                  Facsimile: (212) 758-9334

                  Gaia Offshore Master Fund, Ltd.
                  c/o Promethean Asset Management L.L.C.
                  750 Lexington Avenue, 22nd Floor
                  New York, New York 10022
                  Attention: David M. Kitty
                             Greg Carey
                  Telephone: (212) 702-5200
                  Facsimile: (212) 758-9334

                  Caerus Fund Ltd.
                  c/o Promethean Asset Management L.L.C.
                  750 Lexington Avenue, 22nd Floor
                  New York, New York 10022
                  Attention: David M. Kitty
                             Greg Carey
                  Telephone: (212) 702-5200
                  Facsimile: (212) 758-9334

         (b)      If to the Agent:

                  Bank of America, National Association
                  1445 Market Street, 5th Floor
                  San Francisco, California 94103-1399
                  Attention: Carl F. Fye
                  Telephone: (415) 436-2616
                  Facsimile: (415) 503-5059


                             Subordination and Intercreditor Agreement - Page 14
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 21. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service, when received at the above stated addresses and (c) if sent by facsimile: transmission, when receipt of such transmission is acknowledged.

         22. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         23. Assignment of Mezzanine Debt. Neither the Mezzanine Debt, nor any portion thereof, may be transferred or assigned to any Person unless such transferee or assignee agrees in writing, in form and substance reasonably satisfactory to the Agent, to be bound by this Agreement.

         24. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Agent, the Senior Creditors and the Mezzanine Creditors and shall be binding upon the successors and assigns of the Agent, the Senior Creditors, the Mezzanine Creditors and the Credit Parties.

         25. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be valid as an original.

         26. Defines Rights of Creditors. Except as provided in Section 4(c), the provisions of this Agreement are solely for the purpose of defining the relative rights of the Mezzanine Creditors, on the one hand, and the Agent and the Senior Creditors, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Credit Party or any debtor-in-possession or trustee in bankruptcy in any Proceeding.

         27. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Mezzanine Debt Documents, the provisions of this Agreement shall control and govern. For purposes of this Section, to the extent that any provisions of any of the Mezzanine Debt Documents provide rights, remedies and benefits to the Agent or the Senior Creditors that exceed the rights, remedies and benefits provided to the Agent or the Senior Creditors under this Agreement, such provisions of the applicable Mezzanine Debt Documents shall be deemed to supplement (and not to conflict with) the provisions hereof. Nothing herein shall be construed to limit the right of the Mezzanine Creditors to declare a Mezzanine Event of Default or early redemption of the Mezzanine Debt.

         28. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.


                             Subordination and Intercreditor Agreement - Page 15

         29. Termination. This Agreement shall terminate upon the payment in full of the Senior Debt which is not subject to avoidance under Section 547 of the Bankruptcy Code and termination of the Commitments.

         30. JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO.

         31. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         32. Execution; Entire Agreement. A telecopy or other electronic transmission of any executed counterpart of this Agreement shall be deemed valid as an original.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.


                             Subordination and Intercreditor Agreement - Page 16

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as Agent


                                       By:
                                           -----------------------------------
                                           John K. Barrett,
                                           Principal

                                       HFTP INVESTMENT L.L.C.

                                       By: Promethean Asset Management L.L.C.,
                                           Its:  Investment Manager

                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------

                                       GAIA OFFSHORE MASTER FUND, LTD.

                                       By: Promethean Asset Management L.L.C.,
                                           Its:  Investment Manager

                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------

                                       CAERUS FUND LTD.

                                       By:  Promethean Asset Management L.L.C.,
                                            Its: Investment Manager


                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------


                             Subordination and Intercreditor Agreement - Page 17

                                       INTERVOICE - BRITE, INC.


                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------


                             Subordination and Intercreditor Agreement - Page 18